EXHIBIT 99.1

NEWS RELEASE

PGT Reports 2016 Second Quarter Results
Record Quarterly Sales of $119 million

VENICE, Fla., August 4, 2016 (GLOBE NEWSWIRE) -- PGT, Inc. (NASDAQ: PGTI), the leading U.S. manufacturer and supplier of impact-resistant windows and doors, announced financial results for its second quarter and six months ended July 2, 2016.

“I am pleased with our team’s strong second quarter financial and operating performance,” commented PGTI’s Chairman of the Board and Chief Executive Officer, Rod Hershberger. “The quarter had record-breaking sales of $119 million and $20.8 million in EBITDA. The acquisitions of CGI and WinDoor were key factors in executing on our stated strategy, and we are already starting to see the combined power of our three brands as they are performing well, strengthening our capabilities and furthering our market reach. Our focus on delivering an unparalleled customer experience, combined with optimizing our three brands and operational capabilities, has us well positioned to take advantage of the growth in our core markets and execute against our long-term strategies.”

Selected Second Quarter 2016 Financial Results Versus the Prior Year Period

●	Net sales of $119.0 million, an increase of $18.2 million, or 18 percent;
●	Gross margin of 31.5 percent, compared to 32.7 percent;
●	Net income of $7.4 million, compared to $6.8 million;
●	Net income per diluted share of $0.15, compared to $0.13;
●	Net income, as adjusted, of $7.4 million, compared to $8.6 million;
●	Adjusted net income per diluted share of $0.15, compared to $0.17;
●	EBITDA of $20.8 million, compared to adjusted EBITDA of $18.9 million;

“We are encouraged by market conditions and continue to see demand increase across all of our brands and market segments. Our backlog is a reflection of this demand and has grown to nearly $60 million,” commented Brad West, PGTI’s Chief Financial Officer. “This dynamic environment sets us up for a strong second half as we continue to increase capacity to meet growing demand.”

Selected Six Months 2016 Financial Results Versus the Prior Year Period

●	Net sales of $219.2 million, an increase of $23.1 million, or 12 percent;
●	Gross margin of 30.8 percent, compared to 32.6 percent;
●	Net income of $8.8 million, compared to $13.4 million;
●	Net income per diluted share of $0.17, compared to $0.27;
●	Net income, as adjusted, of $11.8 million, compared to $15.6 million;
●	Adjusted net income per diluted share of $0.23, compared to $0.31;
●	EBITDA, as adjusted, of $35.4 million, compared to $35.2 million;

Fiscal Year 2016 Outlook

The Company’s outlook for the remainder of the year continues to be in line with market consensus.

“Our steadfast focus remains on executing our overall financial and operational objectives. We remain confident in our ability to leverage our brands, increase operational efficiencies, create innovative new products and increase geographic reach,” stated Jeff Jackson, PGTI’s President and Chief Operating Officer. “In the short-term, our primary goal is to increase capacity to better serve our customers. The fundamental drivers of our business continue to align to our advantage and we are diligently working to capitalize on this momentum. Our strategies for profitable growth, combined with our strong balance sheet and disciplined approach to capital allocation, will continue to create shareholder value in 2016.”

Conference Call

As previously announced, PGT will hold a conference call Thursday, August 4, 2016, at 8:30 a.m. eastern time and will simultaneously broadcast the call live over the Internet. To participate in the teleconference, kindly dial into the call a few minutes before the start time: 877-769-6798 (U.S. and Canada) and 678-894-3060 (international). A replay of the call will be available beginning August 4, 2016, at 11:30 a.m. eastern time through August 11, 2016, at 11:30 a.m. To access the replay, dial 855-859-2056 (U.S. and Canada) and 404-537-3406 (international) and refer to pass code 49044063.

The webcast will also be available on the Investor Relations section of the PGT, Inc. website, http://ir.pgtindustries.com/events.cfm.

About PGT, Inc.

PGT, Inc. (NASDAQ:PGTI), headquartered in North Venice, Florida, through its wholly-owned subsidiaries, creates products which focus on protecting and enhancing the beauty and functionality of homes and businesses. The Company's trusted brands include PGT Windows & Doors, CGI Windows & Doors and WinDoor. PGT, Inc. holds the leadership position in its primary market and is part of the S&P SmallCap 400 Index. For additional information, visit http://ir.pgtindustries.com.

Forward-Looking Statements

From time to time, we have made or will make forward-looking statements within the meaning of Section 21E of the Exchange Act. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as "goal", "objective", "plan", "expect", "anticipate", "intend", "project", "believe", "estimate", "may", "could", or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, results, circumstances or aspirations. Our disclosures in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission and in oral presentations. Forward-looking statements are based on assumptions and by their nature are subject to risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

•	Changes in new home starts and home remodeling trends
•	The economy in the U.S. generally or in Florida where the substantial portion of our sales are generated
•	Raw material prices, especially aluminum
•	Transportation costs
•	Level of indebtedness
•	Dependence on our impact-resistant product lines
•	Integration of acquisition(s), including WinDoor, Incorporated
•	Product liability and warranty claims
•	Federal and state regulations, and
•	Dependence on our manufacturing facilities

Any forward-looking statements made by us or on our behalf speak only as of the date they are made, and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances. Before making any investment decision, you should carefully consider all risks and uncertainties disclosed in all our SEC filings, including our reports on Forms 8-K, 10-Q, and 10-K and our registration statements under the Securities Act of 1933, as amended, all of which are accessible on the SEC's website at www.sec.gov and  http://www.pgtindustries.com.

Use of Non-GAAP Financial Measures

This Press Release and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this release are provided to give investors access to types of measures that we use in analyzing our results.

Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to the past performance and provide a better baseline for assessing the Company's future earnings potential. However, these measures do not provide a complete picture of our operations.

EBITDA consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. We believe that EBITDA and adjusted EBITDA provide useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. EBITDA and adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital investments.

Our calculations of adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release.

CONTACT: PGT, Inc.
Brad West, Senior Vice President and CFO
941-480-1600
bwest@pgtindustries.com

PGT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 2,	July 4,	July 2,	July 4,
	2016	2015	2016	2015

Net sales	$119,033	$100,833	$219,239	$196,134
Cost of sales	81,563	67,894	151,786	132,148
Gross profit	37,470	32,939	67,453	63,986
Selling, general and administrative expenses	20,615	16,776	40,676	34,440
Income from operations	16,855	16,163	26,777	29,546
Interest expense, net	5,282	2,940	9,440	5,853
Debt extinguishment costs	-	-	3,431	-
Other expenses, net	-	127	-	226
Income before income taxes	11,573	13,096	13,906	23,467
Income tax expense	4,223	6,316	5,077	10,035
Net income	$7,350	$6,780	$8,829	$13,432

Basic net income per common share	$0.15	$0.14	$0.18	$0.28

Diluted net income per common share	$0.15	$0.13	$0.17	$0.27

Weighted average common shares outstanding:
Basic	48,710	48,077	48,702	47,899

Diluted	50,473	50,283	50,465	50,155

PGT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	July 2,	January 2,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$29,506	$61,493
Accounts receivable, net	46,179	31,783
Inventories	30,397	23,053
Prepaid expenses and other current assets	7,680	10,643
Total current assets	113,762	126,972

Property, plant and equipment, net	79,740	71,503
Intangible assets, net	123,533	79,311
Goodwill	108,179	65,635
Other assets, net	751	607
Total assets	$425,965	$344,028

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$33,177	$19,578
Current portion of long-term debt	2,613	1,949
Total current liabilities	35,790	21,527

Long-term debt, less current portion	248,357	188,818
Deferred income taxes, net	25,894	25,894
Other liabilities	1,131	828
Total liabilities	311,172	237,067

Total shareholders' equity	114,793	106,961
Total liabilities and shareholders' equity	$425,965	$344,028

PGT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR GAAP EQUIVALENTS
(unaudited - in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 2,	July 4,	July 2,	July 4,
	2016	2015	2016	2015
Reconciliation to Adjusted Net Income and
Adjusted Net Income per share (1):
Net income	$7,350	$6,780	$8,829	$13,432
Reconciling items:
Acquisition and refinancing costs (2)	-	-	4,333	-
Product line termination costs (3)	-	-	275	-
New product launch and glass lines start-up costs (4)	-	349	-	914
Tax effect of reconciling items	-	(135)	(1,626)	(354)
Discrete item in income tax expense (5)	-	1,595	-	1,595
Adjusted net income	$7,350	$8,589	$11,811	$15,587

Weighted average shares outstanding:
Diluted	50,473	50,283	50,465	50,155

Adjusted net income per share - diluted	$0.15	$0.17	$0.23	$0.31

Reconciliation to EBITDA and Adjusted EBITDA:
Net income	$7,350	$6,780	$8,829	$13,432
Reconciling items:
Depreciation and amortization expense	3,966	2,557	7,418	4,925
Interest expense, net	5,282	2,940	9,440	5,853
Income tax expense	4,223	6,316	5,077	10,035
EBITDA	20,821	18,593	30,764	34,245
Add-backs:
Acquisition and refinancing costs (2)	-	-	4,333	-
Product line termination costs (3)	-	-	275	-
New product launch and glass lines start-up costs (4)	-	349	-	914
Adjusted EBITDA	$20,821	$18,942	$35,372	$35,159
Adjusted EBITDA as percentage of net sales	17.5%	18.8%	16.1%	17.9%

(1) The Company's non-GAAP financial measures were explained in its Form 8-K filed August 4, 2016.

(2) Represents costs and expenses relating to our February 16, 2016 acquisition of WinDoor, Inc., and simultaneous refinancing of our then existing credit facility into the 2016 Credit Agreement. Of the $4.3 million, $3.4 million represents and is classified as debt extinguishment costs for the six months ended July 2, 2016. The remaining $0.9 million represents transaction- and refinancing-related costs and expenses classified within selling, general and administrative expenses.

(3) Represents estimated charge relating to the wind-down of our PremierVue product category, classified within selling, general and administrative costs in the six months ended July 2, 2016.

(4) Costs associated with new product launch and the insulated and laminated glass lines start-up costs, of which $119 thousand is included in selling, general and administrative expenses and $230 thousand is included in cost of goods sold in the three months ended July 4, 2015, and $304 thousand is included in selling, general and administrative expenses and $610 thousand is included in cost of goods sold in the six months ended July 4, 2015.

(5) Represents income tax expense previously classified within accumulated other comprehensive losses, relating to the intraperiod income taxes on our effective aluminum hedges. This amount, previously allocated to other comprehensive income, was reversed in the three months ended July 4, 2015.